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                                    EXHIBIT 1

                             JOINT FILING AGREEMENT


          The undersigned, Famco II Limited Liability Company and Family Financial Strategies, Inc., hereby agree that this Schedule 13D relating to securities of Medical Graphics Corporation shall be filed on behalf of each of them.

April 8, 1997



                              FAMCO II LIMITED LIABILITY COMPANY
                              By its Manager
                              Family Financial Strategies, Inc.



                              By:   /s/ John D. Wunsch
                                 ---------------------------------
                                Its: Chief Executive Officer
                                     -----------------------------


                              FAMILY FINANCIAL STRATEGIES, INC.



                              By: /s/ John D. Wunsch
                                  -------------------------------
                                 Its: Chief Executive Officer
                                     ----------------------------